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                                                                   EXHIBIT 23.2







                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of International Remote Imaging Systems, Inc. ("IRIS") on Form S-8 of our report dated March 17, 2000 on our audits of the consolidated financial statements and financial statement schedule of IRIS as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which report appears in the Annual Report on Form 10-K for the fiscal year ended December 31, 1999.



/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
September 6, 2000